Exhibit 99.1
Financial Information

Subordinate MBS
Portfolio Information — Available for Sale
Underlying Collateral Data
December 2007*

Statistics
Number of Loans	73,928
Current Balance	$38,929,513,000
Average Current Balance	$526,401
Weighted Average Gross Interest Rate	5.654%
Weighted Average Age of Loans	27 months
% of Interest Only Loans	59%
Weighted Average Credit Score at Origination	741
Weighted Average Original Loan-to-Value	68.41%
% Original Loan-to-Value greater than 80%	1.02%
Weighted Average Current Loan-to-Value**	66.23%
Occupancy Status:
Owner Occupied	92.1%
Second Home	7.5%
Investor	.4%
State Concentration (Top 5):
California	53%
New York	5%
Florida	4%
Virginia	4%
Maryland	3%

*	Source for data of the underlying mortgages backing securitizations in which we invest: First American Loan Performance

**	Based on original appraisal and current loan balance
Subordinate MBS Portfolio
Par Value and Cash Flow
(In Millions)
See the Hanover Capital Mortgage Holdings, Inc. Form 10-K for 2007. A substantial portion of the cash flow goes to debt service.